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SHORT CERTIFICATE                                                 EXHIBIT (6)(a)



                               STATE OF NEW YORK

                              INSURANCE DEPARTMENT


IT IS HEREBY CERTIFIED THAT the annexed copy of Charter of FIRST SUNAMERICA LIFE INSURANCE COMPANY, of New York, as contained in Agreement and Plan of Merger of JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK, of Montebello, New York into FIRST SUNAMERICA LIFE INSURANCE COMPANY, of New York, NY (surviving corporation), as approved by this Department November 5, 1997, effective October 31, 1997,

HAS BEEN COMPARED WITH THE ORIGINAL ON FILE IN THIS DEPARTMENT AND THAT IT IS A CORRECT TRANSCRIPT THEREFROM AND OF THE WHOLE OF SAID ORIGINAL.


                                                IN WITNESS WHEREOF, I have here-
                                                unto set my hand and affixed
                                                the official seal of this
                                                Department at the City of
                                                Albany, this 16th day of March,
                                                1998.


                                                /s/   [SIGNATURE ILLEGIBLE]
                                                Special Deputy Superintendent

          [SEAL]

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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    FIRST SUNAMERICA LIFE INSURANCE COMPANY


FIRST: The name of this corporation is FIRST SUNAMERICA LIFE INSURANCE COMPANY (the "Corporation"). The Corporation was formed under the name of The Capitol Life Insurance Company of New York.

SECOND: The original certificate of incorporation of the Corporation was filed with the office of the Superintendent of Insurance of the State of New York on December 5, 1978.

THIRD: The certificate of incorporation of the Corporation is hereby amended and restated in full as follows:

          Section 1. The name of the Corporation shall be FIRST SUNAMERICA LIFE INSURANCE COMPANY.

          Section 2. The principal office of the Corporation shall be located in the county and state of New York.

          Section 3. The kinds of insurance to be transacted by the corporation shall be:

          a) "Life insurance," meaning every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit, or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or provide a special surrender value upon total and permanent disability of the insured, and optional modes of settlement of proceeds. "Life insurance" also includes additional benefits to safeguard the contract against lapse in the event of unemployment of the insured. Amounts paid to the Corporation for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the

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     Corporation to one or more separate accounts pursuant to Section 4240 of the New York Insurance Law.

     b) "Annuities," meaning all agreements to make periodical payments for a period certain or where the making or continuance of all or of some of a series of such payments, or the amount of any such payment depends upon the continuance of human life, except payments made under the authority of the preceding sub-paragraph. Amounts paid to the Corporation to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the Corporation to one or more separate accounts pursuant to Section 4240 of the New York Insurance Law.

     c) "Accident and health insurance," meaning (a) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the worker's compensation law, except as specified in subparagraph (b) following; and (b) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury), under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

and such other insurance or other business as a stock life insurance company now is or hereafter may be permitted to transact under the Insurance Law of the State of New York or any other law applicable and for which the Corporation shall have the required capital and surplus.

     Section 4. The mode and manner in which the corporate powers of the Corporation shall be exercised are through a Board of Directors and through such officers and agents as such Board shall empower.

     Section 5. The number of directors of the Corporation shall be not more than nineteen (19) and in no case shall the number of directors be less than thirteen (13), the number thereof to be determined as provided in the by-laws.


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     Each director shall be at least eighteen years of age and at all times a majority of the directors of the Corporation shall be citizens and residents of the United States, and at least three shall be residents of the State of New York.

     Section 6. The annual meeting of the stockholders of the Corporation shall be held on the fourth Tuesday of June of each year for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such annual meeting the directors shall be elected for the ensuing year, the directors to take office immediately upon election and to hold office until the next annual meeting, and until their successors are elected and qualify. Whenever any vacancy shall occur in the Board of Directors, by death, resignation or otherwise, the remaining members of the Board, at a meeting called for that purpose or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies then existing and each director so elected shall hold office for the unexpired term of the director whose place he has taken.

     The officers of the Corporation shall be elected annually by the Board of Directors of the Corporation at the meeting of the Board held immediately following the annual meeting of the Stockholders and shall hold office at the pleasure of the Board of Directors. A vacancy in any office resulting from death, resignation or from any other cause shall be filled by the Board of Directors at any meeting of the Board.

     Section 7. The Board of Directors shall have power to make by-laws of the corporation and to amend the same in whole or in part.

     Section 8. The duration of the corporate existence of the Corporation shall be perpetual.


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     Section 9. The amount of the capital of the Corporation shall be
$3,000,000 to consist of 300 shares of a par value of $10,000 per share.

     Section 10. No director shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit
(i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or any violation of the Insurance Law of the State of New York or a knowing violation of any other law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the Business Corporation Law of the State of New York; or (ii) the liability of a director for any act or omission prior to the adoption of this Section 10 by the shareholders of the Corporation.

FOURTH: The foregoing amendment and restatement of the Certificate of Incorporation of the Corporation was authorized by resolution of the Board of Directors of the Corporation, followed by the written consent of the holder of all of the outstanding shares of the Corporation entitled to vote on said amendment and restatement.
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     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Dated: October 27, 1997

                                        FIRST SUNAMERICA LIFE INSURANCE
                                          COMPANY


                                        By: /s/ ELI BROAD
                                            -----------------------------
                                            Name:  Eli Broad
                                            Title: President


                                        By: /s/ SUSAN L. HARRIS
                                            -----------------------------
                                            Name:  Susan L. Harris
                                            Title: Secretary




                                      -5-
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                                     [LOGO]

                               STATE OF NEW YORK
                              INSURANCE DEPARTMENT
                              AGENCY BUILDING ONE
                               EMPIRE STATE PLAZA
                                ALBANY, NY 12257

     I, NEIL D. LEVIN, Superintendent of Insurance of the State of New York, DO HEREBY APPROVE the annexed Agreement and Plan of Merger of JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK, of Montebello, New York, into FIRST SUNAMERICA LIFE INSURANCE COMPANY, of New York, New York, (surviving corporation), pursuant to Section 7105 of the New York Insurance Law.

                           EFFECTIVE OCTOBER 31, 1997


                              In Witness Whereof, I have hereunto set my
                                   hand and affixed the official seal of this Department at the City of Albany, this 5th day of November 1997.

          [SEAL]                        NEIL D. LEVIN
                                   Superintendent of Insurance

                                   By  /s/ PETER J. MOLINARO
                                      -----------------------------
                                   Special Deputy Superintendent

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                         AGREEMENT AND PLAN OF MERGER

                                       of

                 JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK

                  and FIRST SUNAMERICA LIFE INSURANCE COMPANY

                  Into FIRST SUNAMERICA LIFE INSURANCE COMPANY

     The following plan of merger has been approved by the Boards of Directors of JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK by unanimous written consent of its Board of Directors dated June 1, 1997. The plan of merger has been approved by the Boards of Directors of FIRST SUNAMERICA LIFE INSURANCE COMPANY, by unanimous written consent of its Board of Directors dated June 1, 1997.

1. (a) The name of each constituent corporation to the merger is JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK, formerly known as American Accident and Health Insurance Company, and FIRST SUNAMERICA LIFE INSURANCE COMPANY, formerly known as The Capitol Life Insurance of New York.

     (b) The name of the surviving corporation is FIRST SUNAMERICA LIFE INSURANCE COMPANY.

2. (a) JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK has outstanding 360,000 shares of common stock, par value of $20 per share.

     (b) FIRST SUNAMERICA LIFE INSURANCE COMPANY has outstanding 300 shares of common stock, par value $10,000 per share.
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     (c)  The number of shares mentioned above is not subject to change prior to the effective date of the merger.

3.   The terms and conditions of the merger are as follows:

     The charter of FIRST SUNAMERICA LIFE INSURANCE COMPANY, a constituent corporation, shall be amended and restated in the form attached hereto and shall be the charter of the surviving corporation and the by-laws of FIRST SUNAMERICA LIFE INSURANCE COMPANY as in effect immediately prior to the time the merger becomes effective shall be the by-laws of the surviving corporation.

     The first annual meeting of the shareholders of the surviving corporation held after the effective date of this merger shall be the next annual meeting provided for by the by-laws of FIRST SUNAMERICA LIFE INSURANCE COMPANY, one of the constituent corporations.

     All persons who, on the date the merger becomes effective, are the executive or administrative officers of FIRST SUNAMERICA LIFE INSURANCE COMPANY, one of the constituent corporations, shall be and remain like officers of the surviving corporation, until the board of directors of the surviving corporation elects their respective successors, and the firm approved by the shareholders of FIRST SUNAMERICA LIFE INSURANCE COMPANY as its auditors for 1997 shall be the auditors of the surviving corporation for 1997.

     The surviving corporation, FIRST SUNAMERICA LIFE INSURANCE COMPANY, shall pay all expenses of carrying this plan of merger into effect and of accomplishing the merger. When the merger shall become effective, the separate existence of JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK shall cease and said

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corporation shall be merged into the surviving corporation, which shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature and be subject to all the restrictions, disabilities, and duties of each of the corporations that are parties to this agreement. The surviving corporation shall be vested with the rights, privileges, powers, and franchises of each of the constituent corporations; all property, real, personal, and mixed; all debts due to each of the corporations on whatever account, as well as for share subscriptions and all other things in action or belonging to each of the corporations.

     The title to any real estate, whether by deed or otherwise, vested in any of the corporations, shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors and all liens upon the property of any of the corporations shall be preserved unimpaired, and all debts, liabilities, and duties of JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK shall attach to the surviving corporation, and may be enforced against it to the same extent as if those debts, liabilities, and duties had been incurred or contracted by it.

     If at any time the surviving corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in the surviving corporation the title to any property or rights of JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK, the proper officers and directors of JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK shall execute and make all proper assignments and assurances and do all things necessary to vest title in such property or rights in the surviving corporation, and otherwise to carry out the purposes of this plan of merger.


                                       3

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4.   The manner and basis of conversion of the shares of the constituent corporations are as follows:

     (a) immediately upon effectiveness of the Merger, the outstanding $20 par value shares of common stock of JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK are to be canceled and retired and will cease to exist and the value thereof, as well as the paid in and contributed surplus, are to be contributed to the paid in and contributed surplus of the surviving corporation; and

     (b) the outstanding $10,000 par value shares of common stock of FIRST SUNAMERICA LIFE INSURANCE COMPANY will constitute all of the outstanding shares of the surviving corporation.

5. Notwithstanding authorization by shareholders of both corporations, at any time prior to the filing of this Agreement and Plan of Merger with each of the office of the clerk of New York County and the office of the clerk of Rockland County, this Agreement and Plan of Merger may be abandoned either
     (1) by mutual consent of the constituent corporations, or (2) by the board of directors of either corporation, if such board shall, in its exclusive discretion, determine that to proceed with the merger would be inadvisable for any reason.

6. The effective date of this Agreement and Plan of Merger shall be 11:59 p.m. Eastern Standard Time on October 31, 1997, provided that FIRST SUNAMERICA LIFE INSURANCE COMPANY has caused the merger to be consummated by filing in the office of the clerk of New York County and the


                                       4



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     office of the clerk of Rockland County a copy of this Agreement and Plan of Merger with the approval of the New York Superintendent of Insurance endorsed thereon no later than November 30, 1997.


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Dated: October 27, 1997


                                   JOHN ALDEN LIFE INSURANCE
                                   COMPANY OF NEW YORK

                                   /s/ ELI BROAD
                                   -----------------------------
                                   Name: Eli Broad
                                   Title: President

ATTEST:

/s/ SUSAN L. HARRIS                                                       [SEAL]
---------------------
Name: Susan L. Harris
Title: Secretary


                                   FIRST SUNAMERICA LIFE
                                   INSURANCE COMPANY


                                   /s/ ELI BROAD
                                   ------------------------
                                   Name: Eli Broad
                                   Title: President


ATTEST:

/s/ SUSAN L. HARRIS
--------------------                                                      [SEAL]
Name: Susan L. Harris
Title: Secretary